Exhibit 10.1

SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Second Amended and Restated Management Agreement (this “Agreement”) is made as of August 1, 2025 by and among those entities listed on Exhibit A hereto (each a “Partnership”, and collectively, the “Partnerships”), Ares Capital Management LLC, a Delaware limited liability company (the “Manager”) and Ares SME Management O GP LLC, a Delaware limited liability company (the “General Partner”).

WHEREAS, the Partnerships, the Manager and the General Partner entered into the Management Agreement dated as of December 4, 2024 (the “Original Agreement”), which was fully amended and restated by that Amended and Restated Management Agreement dated as of June 1, 2025 (the “A&R Agreement”).

In consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the A&R Agreement in its entirety as follows:

1.	Defined Terms

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the date hereof (as amended and/or restated from time to time, the “Partnership Agreement”).

“Affiliate Fee” shall have the meaning specified in Section 7(d) hereto.

“Affiliated Broker Dealer” shall mean an Affiliate of the Manager that is a U.S.-regulated broker-dealer or a non-U.S. equivalent thereof or an unregulated entity that conducts activities that are customarily conducted by a regulated broker dealer.

“Affiliated Broker Dealer Fees” shall mean any offering, placement, syndication, underwriting, solicitation or similar fees received by an Affiliated Broker Dealer in connection with its activities, including activities related to the Partnership and its Portfolio Companies.

“Applicable Management Fee Rate” shall have the meaning specified in Schedule 1 hereto.

“Effective Date” shall mean the first anniversary of the Closing Date or such later date as determined by the Manager in its sole discretion.

“Exculpated Person” shall have the meaning specified in Section 11 hereto.

“Freely Tradable Security” shall mean any security that satisfies the following conditions: (a) the Partnership’s entire holding of such securities can be immediately sold by the Partnership to the general public without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings of the type required pursuant to Rule 144(h) under the Securities Act or Section 13 or 16 of the 1934 Act), and (b) such securities are listed on an Exchange and market quotations are readily available for such security.

“Initial Partnership Expenses Support” shall have the meaning specified in Section 9 hereto.

“Management Fee” shall have the meaning specified in Section 5(a) hereto.

“Net Portfolio Company Remuneration” shall have the meaning specified in Section 7(a)(i) hereto.

“Qualified Auditor” shall have the meaning specified in Section 2(d) hereto.

2.	General Duties of the Manager

(a)            As contemplated by the Partnership Agreement, the General Partner hereby delegates the management, administration, operation, and control of the Partnership to the Manager to the fullest extent permitted by law; provided that no such delegation shall relieve the General Partner of its obligations to the limited partners of the Partnership under the Partnership Agreement. The Manager will manage all affairs and activities of the Partnership in accordance with the delegation set forth in the preceding sentence and in accordance with the terms of the Partnership Agreement. The Manager is hereby granted, and shall have, full power to take all actions and execute and deliver all necessary and appropriate documents and instruments on behalf of the Partnership in accordance with this Agreement. The Manager hereby accepts and agrees to perform all of the duties delegated to it under this Agreement.

(b)            The Manager agrees to be bound by the terms and provisions of the Partnership Agreement to it as though expressly made a party thereto. The General Partner on behalf of the Partnership agrees that the Manager shall be entitled to all of the benefits of the Partnership Agreement applicable to it, including, without limitation, the benefits of exculpation and indemnification set forth in Sections 4.2 and 4.3 of the Partnership Agreement, to the fullest extent permitted by applicable law.

(d)            Upon request of the General Partner, the Manager shall cooperate with the General Partner and arrange to have the annual financial statements of the Partnership audited by a Qualified Auditor if the General Partner determines to have the Partnership issue audited financial statements. “Qualified Auditor” shall mean an auditor of U.S. nationally recognized standing and, so long as the Manager (or an Affiliate) is registered under the Advisers Act, shall be an independent public accountant registered with and subject to regular inspection by the Public Company Accounting Oversight Board (or an auditor that meets such other qualifications as are necessary for the Manager to satisfy its obligations under the Advisers Act and the rules promulgated thereunder).

3.	No Joint Venture

Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes herein, the Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the General Partner from time to time, shall have no authority to act for or represent the Partnership.

4.	Brokerage

The Manager shall cause all purchases and sales of securities in a manner consistent with the principles of best execution, taking into account net price (including commissions) and execution capability and other services which the broker may provide. In this regard, certain transactions may cause a Partnership to pay a commission in excess of a commission which another broker would have charged; provided, however, that the Manager shall have first determined that such commission is reasonable in relation to the value of the brokerage, research, performance measurement service and other services performed by that broker.

5.	Compensation

(a)            In consideration of the services rendered under this Agreement, the Partnership (directly or indirectly through one or more Intermediate Entities), pursuant to Section 6.2 of the Partnership Agreement, shall pay the Manager (or an Affiliate of the Manager designated by the Manager) a management fee with respect to each class of Units (the “Management Fee”), calculated in the manner set forth below:

(i)	The Management Fee shall be calculated and paid monthly by the Partnership (directly or indirectly through an Intermediate Entity) in arrears on the last Business Day of each calendar month and shall, with respect to each class of Units, be equal to, in the aggregate the product of (i) the Applicable Management Fee Rate multiplied by (ii) the Net Asset Value attributable to such class.

(ii)	The Management Fee shall be payable by the Partnership before giving effect to any accruals for the Management Fee, the Servicing Fee, the Performance Participation Allocation, Unit repurchases (and pending repurchases) for that month, any distributions and without taking into account (x) any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership directly or indirectly invests in a Portfolio Investment or any comparable entities of any Other Ares Fund or taxes paid by any such Intermediate Entity during the applicable month or (y) certain deferred tax liabilities of subsidiaries through which the Partnership directly or indirectly invests. The Partnership, any Feeder Fund and/or Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee with respect to each class of Units based on its proportional interest in the Lower Entities with respect to such class. The Manager may elect to receive the Management Fee in cash, Units of the Partnership and/or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (which may, for the avoidance of doubt, be paid or allocated directly by an Intermediate Entity). If the Management Fee is paid in Units, such Units may be repurchased by the Partnership at Net Asset Value at the Manager’s request and will not be subject to the volume limitations of the Unit Repurchase Program or the early repurchase deduction of the Unit Repurchase Program.

(iii)	The Management Fee for (x) the first calendar month of SME Opps following the Closing Date shall be prorated for the number of days in such period and (y) the last calendar month of SME Opps shall be for the pro rata amount payable from the beginning of such partial period until the end of such partial period, determined as of the last day of such partial period were the last day of a calendar month of SME Opps.

(iv)	The Management Fee may, in the sole discretion of the General Partner, instead be paid, without duplication, by an Intermediate Entity (or other subsidiary of the Partnership), and the General Partner shall interpret, apply, or amend the definitions herein and the other provisions hereof accordingly.

(v)	The Manager may, in its sole discretion, reduce, waive and/or calculate differently the Management Fee with respect to certain class of Units or Unitholders therein; provided, that the Manager will not apply the foregoing with respect to any class or Unitholder in a manner adverse to such class or Unitholder without such class or Unitholder’s consent.

(b)            The Partnership recognizes that the Manager and its Affiliates may receive Portfolio Company Remuneration, all as contemplated by Section 7 hereof, and agree that the Management Fee payable hereunder shall not be affected thereby, except as contemplated by Section 7 hereof.

6.	Expenses

As set forth in Sections 6.1 and 6.3 of the Partnership Agreement, the Manager, the General Partner and their Affiliates will bear all General Partner Expenses, and the Partnership will bear, subject to Sections 8 and 9 herein, its allocable share (if any) of any Organizational Expenses and its allocable share (if any) of any Operating Expenses in connection with the performance of the duties of the Manager under this Agreement and the performance of the duties of the Administrator under the Administration Agreement. The General Partner shall not amend Section 6.1 or 6.3 of any Partnership Agreement without the Manager’s and the Administrator’s consent.

7.	Portfolio Company Remuneration

(a)            The Manager hereby agrees to apply any Net Portfolio Company Remuneration received in the manner set forth below:

(i)	If Portfolio Company Remuneration is paid to the Manager or its Affiliates, or any officer, director or employee of the Manager or its Affiliates (in each case in its capacity as such and during the period in which such Person is acting in such capacity) by Portfolio Companies or their Affiliates or any other third party for services rendered directly to a Portfolio Company by such Persons (but with respect to non-cash consideration, only to the extent of the net cash proceeds thereof (including net of any applicable taxes) as and when received by such Persons), such Portfolio Company Remuneration shall be received by such person in his or her capacity as an officer, director or employee of the General Partner, the Manager or their respective Affiliates, and shall be remitted to the General Partner, the Manager or their respective Affiliates. Portfolio Company Remuneration shall be used first to repay the General Partner, the Manager or their respective Affiliates for any transaction expenses advanced by the General Partner, the Manager or their respective Affiliates on behalf of the Partnership and not reimbursed by the Partnership or a third party as of such time. Thereafter, with respect to each class of Units, 100% of such class’ pro rata share (such share to be determined based on the Net Asset Value of the aggregate Units in each such class as of the date the Management Fee is calculated) of any remaining amounts of any Portfolio Company Remuneration in any applicable period (“Net Portfolio Company Remuneration”) shall reduce the Management Fee payable in respect of such class of Units as provided herein. Portfolio Company Remuneration shall not include (1) any fees received directly or indirectly in respect of any investor or potential investor other than the Partnership, (2) any amounts received from a Portfolio Company or other Person as reimbursement from any Portfolio Company in its ordinary course of business, (3) any amounts received from a Portfolio Company or other Person as compensation for services provided by consultants (including operating advisors or members of the Industry Advisory Board) of the Manager or a Parallel Fund or by external advisors acting in a similar capacity for such Portfolio Company or any of its subsidiaries, (4) Affiliated Broker Dealer Fees, (5) certain fees or other compensation paid to Affiliates of the Manager that provide property management, asset servicing, or other similar services to any Portfolio Company or (6) any fees or expenses approved by the Independent Directors. For the avoidance of doubt, Portfolio Company Remuneration may also be received directly by the Partnership, in which case any Portfolio Company Remuneration so received shall not reduce the Management Fee to the extent otherwise provided in this Section 7.

(ii)	The amount of any Net Portfolio Company Remuneration to be so applied shall be applied against the first monthly payment of Management Fee following the date of the determination of such Net Portfolio Company Remuneration, and then against each successive monthly payment until such Net Portfolio Company Remuneration has been fully utilized. If, immediately prior to winding up of the Partnership, there is any remaining Net Portfolio Company Remuneration which has not yet been offset against the Management Fee, the General Partner or the Manager shall retain such excess (subject to the Act).

(iii)	For purposes of this Section 7, Portfolio Company Remuneration paid other than in cash shall be deemed to have been paid upon the earlier to occur of (A) the date the Portfolio Company Remuneration is actually disposed of for cash and (B) the date it is deemed to have been disposed of for cash pursuant to the remainder of this Section 7(a)(iii). Portfolio Company Remuneration paid other than in cash shall be deemed to be disposed of for cash when such Portfolio Company Remuneration consisting of securities either constitute Freely Tradable Securities in the hands of the holder of such securities or are exercised or exchanged for securities that constitute Freely Tradable Securities in the hands of such holder, but in no event prior to ninety (90) days after the later to occur of (1) the date the Partnership has sold or distributed substantially all of its holdings of securities of the Portfolio Company issuing such securities and (2) the date on which such securities first constitute Freely Tradable Securities in the hands of such holder or are exercised or exchanged for securities that constitute Freely Tradable Securities in the hands of such holder. Immediately prior to the final liquidation of the Partnership, any remaining non cash Portfolio Company Remuneration shall be deemed sold for its then current fair market value as determined in accordance with the Partnership Agreement, net of acquisition and other transaction expenses that would be expected to be reasonably incurred in connection with such deemed sale.

(b)            For purposes of this Section 7, Portfolio Company Remuneration with respect to any Portfolio Company shall be allocated between the Partnership and any Parallel Funds pro rata based on the amounts invested or proposed to be invested in such Portfolio Company. In the event that any such Portfolio Company Remuneration is paid with respect to any Portfolio Company or prospective Portfolio Company in which SME Opps and any Other Ares Fund have made or proposed to make an investment, the Manager shall determine that portion of such remuneration which is subject to offset against the Management Fee pursuant to this Section 7 or otherwise allocable among such parties based on the relative amounts invested or proposed to be invested in such Portfolio Company by the SME Opps and any Other Ares Funds or on such other basis as the Manager may determine is equitable and appropriate after considering the factors the Manager, in good faith, determines to be relevant; provided, however, for purposes of determining the Partnership’s and the Parallel Funds’ allocable percentage of certain fees constituting Portfolio Company Remuneration (1) the basis for such determination may be the size of such fund’s investment in, or commitment to, a Portfolio Investment relative to the size of the whole investment (i.e., all investments or tranches in a Portfolio Company and/or including investors that are not Other Ares Funds), and (2) the remaining amounts of such fees may be allocated to Other Ares Funds or Affiliates of the Manager.

(c)            In connection with a sale by the Partnership of a Portfolio Investment to, or purchase of a Portfolio Investment from, any Parallel Fund or any Other Ares Fund, the General Partner may adjust subsequent payments of Management Fee by the Partnership (or a subsidiary) so that, on a cumulative basis, the Partnership has paid cumulative Management Fees as if capital contributions in respect of such Portfolio Investment (i) had not been made (in the case of a sale of a Portfolio Investment to any Parallel Fund or Other Ares Fund) or (ii) had been made to the Partnership determined by reference to the date on which the applicable Parallel Fund or Other Ares Fund had called capital corresponding to such Portfolio Investment (in the case of a purchase of a Portfolio Investment from a Parallel Fund or Other Ares Fund).

(d)            Payments of the Management Fee that would otherwise be made pursuant to this Agreement shall be reduced (but not below zero and without double counting) until the Management Fee has been reduced pursuant to this Section 7(d) in an aggregate amount equal to the sum of the Partnership’s share of, subject to Section 5(a)(iv), any investment management fees paid to the General Partner, the Manager or their Affiliates by any direct or indirect subsidiaries of the Partnership (other than Portfolio Companies) for investment management services rendered by the General Partner or the Manager to such entity (collectively, the “Affiliate Fee”); provided that, for the avoidance of doubt, the Management Fee shall not be reduced by any fees or other remuneration received, directly or indirectly, by the Manager and/or its Affiliates in connection with or by virtue of an acquisition by Ares or its Affiliates of an investment manager or in connection with the purchase of a portfolio of assets by Ares or its Affiliates, including any fees or other remuneration received from or relating to any investment fund, investment vehicle and/or account organized, advised or managed by such acquired investment manager. The amount of the Affiliate Fee, if any, to be so applied shall be applied against the first monthly payment of Management Fee after the Partnership has paid such fee or expense, and then against each successive monthly payment until the Management Fee has been reduced in an aggregate amount equal to such fees or expenses. For the avoidance of doubt, the intent and operation of the foregoing is (1) to permit the Partnership to cause all or a portion of the Management Fee to be paid by any direct or indirect subsidiaries of the Partnership (other than Portfolio Companies), and (2) to cause the Partnership’s share of the Affiliate Fee, if any, to be fully deducted from the Management Fee and thereby fully repaid to the Partnership.

8.	Organizational Expenses

The Manager has agreed to advance all Organizational Expenses through the Effective Date. SME Opps will reimburse the Manager for all such advanced expenses ratably over the 60 months following the Effective Date. The Manager will determine what Organizational Expenses are attributable to the Partnership or any Feeder Fund, Parallel Fund or Intermediate Entity, in its sole discretion. After the first anniversary of the Closing Date, SME Opps will reimburse the Manager for any Organizational Expenses that the Manager incurs after the Effective Date on each entity’s behalf as and when incurred and SME Opps will otherwise bear such Organizational Expenses itself.

9.	Initial Partnership Expenses Support

The Manager may in its discretion advance all or a portion of the Operating Expenses to be borne by SME Opps and the appropriately apportioned expenses relating to Portfolio Companies, Feeder Funds and/or Intermediate Entities to the extent not paid by such Portfolio Companies, Feeder Funds and/or Intermediate Entities, in each case as determined pursuant to the terms contained the Memorandum, the Partnership Agreement and this Agreement (collectively, “Initial Partnership Expenses Support”) through the Effective Date. The Manager, in its sole discretion, will determine the portion of Initial Partnership Expenses Support that is attributable to the Partnership or any Portfolio Company, Feeder Funds, Parallel Funds and/or Intermediate Entity. SME Opps will reimburse the Manager for all such advanced expenses in equal installments over the 60 months following the Effective Date. The Manager may, in its sole discretion, extend the Effective Date to a date after the Closing Date and may use a different Effective Date for the Initial Partnership Expenses Support than the Effective Date used for advancing Organizational Expenses.

10.	Services to Other Companies or Accounts

(a)            Other than as contemplated by the Partnership Agreement, the Manager, its members, Affiliates and associated Persons are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses and activities, including, but not limited to, managing investments, advising or managing funds, vehicles or accounts other than the Partnership, whose investment objectives are the same as or overlap with those of the Partnership, participating in actual or potential investments of the Partnership and/or any other Person, providing consulting, merger and acquisition, structuring and/or financial advisory services, including with respect to actual, contemplated or potential investments of the Partnership, and/or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. The Manager, such Affiliates and such associated Persons may, and expect to, receive fees and/or other compensation from third parties for any of these activities, which fees or other compensation, except as provided in the Partnership Agreement, will be for the benefit of their own account and not the Partnership. These fees or other compensation can relate to actual, contemplated or potential investments of the Partnership and may be payable by entities in which the Partnership directly or indirectly, have invested or contemplates investing.

(b)            In addition, the Manager, its members, Affiliates and associated Persons currently manage and in the future may manage Other Ares Funds. The investment policies, fee arrangements and circumstances of the Partnership will differ from the Other Ares Funds. For example, a Partnership may desire to retain an asset at the same time that one or more Other Ares Funds desire to sell it. Similarly, Other Ares Funds which are in a liquidation phase may take priority as to sales of investments in which a Partnership is also an investor. These procedures could in certain circumstances adversely affect the price paid or received by a Partnership or the size of the position purchased or sold by a Partnership.

(c)            Although the Partnership intends to operate so that the Portfolio Investments are not “plan assets” under ERISA, some of the Other Ares Funds may hold “plan assets” subject to ERISA. For those plan assets, certain members, Affiliates and/or associated Persons of the Manager are classified as “fiduciaries” under ERISA. ERISA imposes certain general and specific responsibilities and restrictions on fiduciaries with respect to plan assets. As a result, the Manager may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable. The foregoing procedures could in certain circumstances adversely affect the price paid or received by a Partnership or the size of the position purchased or sold by a Partnership (including prohibiting a Partnership from purchasing a position) or may limit the rights that a Partnership may exercise with respect to an investment.

(d)            The Manager, its members, Affiliates and associated Persons may have the ability, under certain circumstances, to take certain actions that would be inconsistent with the objectives of the Partnership. In such circumstances, the Manager, its members, Affiliates and associated Persons will act in good faith and in a manner believed by them to be equitable, provided that the Manager, its members, Affiliates and associated Persons may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable. The foregoing procedures could in certain circumstances adversely affect the price paid or received by a Partnership or the size of the position purchased or sold by a Partnership (including prohibiting a Partnership from purchasing a position) or may limit the rights that a Partnership may exercise with respect to an investment.

11.	Limitation of Liability

To the fullest extent permitted by applicable law, the Manager, its members and Affiliates, and their respective partners, members, equity holders, officers, directors, principals, trustees, managers, employees, advisors, representatives, consultants, personnel and agents (each such person being an “Exculpated Person”) shall not be liable, responsible or accountable in damages or otherwise to a Partnership or any Unitholder and shall not be liable, responsible or accountable in damages or otherwise to the General Partner, as general partner of the Partnership, or any Partnership, except to the extent and on the terms set forth in Section 4.2 of the Partnership Agreement.

12.	Indemnification

To the fullest extent permitted by law, each Exculpated Person shall be indemnified by the Partnership to the extent and on the terms set forth and as provided in Section 4.3 of the Partnership Agreement.

13.	Term of Agreement; Survival of Certain Terms

This Agreement shall become effective on the date hereof and shall continue in effect in respect of the Partnership until the earliest of the liquidation of the Partnership or the mutual agreement of the parties hereto. This Agreement may also be terminated without cause and without penalty on 90 days’ prior written notice by any party. Sections 11 and 12 of this Agreement shall survive any termination of this Agreement.

14.	Amendment

Each provision of this Agreement may be amended, waived, discharged or terminated by an instrument in writing signed by each party hereto or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements), or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided, that any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership) that, in the General Partner’s discretion, exercised in good faith, would have a material adverse effect on the Unitholders in the aggregate will require the prior approval of the Independent Directors; provided, further, that with respect to any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership) related to class-specific Management Fees that is viewed by the General Partner in its discretion, exercised in good faith, as having a material adverse effect solely on the Unitholders of a particular class of Units in the aggregate, the approval of the Independent Directors, acting in the best interests of the Unitholders in such affected class, shall be required; provided, finally, that the addition of a new class of shares in Schedule 1 shall not be considered a material adverse effect and any amendment, modification or supplement to conform to any amendment of the Partnership Agreement (including the form of management agreement attached thereto) duly adopted pursuant to the terms of the Partnership Agreement shall not be subject to either of the foregoing provisos.

15.	Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement may not be assigned (including within the meaning of the Advisers Act) with respect to a Partnership by the Manager (other than to an Affiliate, to the extent permitted by the Advisers Act) without the consent of a majority of the Independent Directors; provided, that, for the avoidance of doubt, the Manager may make a collateral assignment of all or any portion of its rights to receive Management Fees to secure indebtedness incurred by the Manager and/or its Affiliates so long as the secured party shall not have any right to become the Manager hereunder or exercise or perform any of the Manager’s responsibilities hereunder (other than to enforce the rights of the Manager with respect to the payment of the Management Fees).

16.	Entire Agreement; Unenforceability; Counterparts

This Agreement, together with the Partnership Agreement, contains the entire agreement between the parties relating to the subject matter hereof. The invalidity or unenforceability of any provision hereof, or of the application of any provision hereof to any circumstances, shall in no way affect the validity or enforceability of any other provision, or the application of such provision to any other circumstances. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one agreement. Counterparts to this Agreement may be delivered via facsimile, email (including .pdf or any electronic signature complying with the U.S. Electronic Signatures in Global and National Commerce Act of 2000 (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the maximum extent permitted by law. Facsimile and electronic format copies of this Agreement shall have the same force and effect as an original.

17.	Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered and deemed effectively given in accordance with the terms of the Partnership Agreement.

18.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTY OF THE NAME AND ADDRESS OF SUCH AGENT.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their representatives thereunto duly authorized, effective as of the day and year first above written.

ARES CAPITAL MANAGEMENT LLC

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

ARES SPORTS, MEDIA and ENTERTAINMENT OPPORTUNITIES LP
By:	Ares SME Management O GP LLC, as general partner

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

ARES SME MANAGEMENT O GP LLC

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

ASME O HOLDINGS I LP
ASME O HOLDINGS II LP
ASME O HOLDINGS III LP
By:	Ares SME Management O GP LLC, as general partner

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

ASME O HOLDINGS IV LLC
By:	ASME O Holdings LLC, as managing member

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

Schedule 1

Class	Applicable Management Fee Rate
Class E	0%
Class A-S	1.25% per annum
Class A-D	1.25% per annum
Class A-N	1.25% per annum
Class A-I	1.25% per annum
Class S	1.40% per annum
Class D	1.40% per annum
Class N	1.40% per annum
Class I	1.40% per annum

Exhibit A

PARTNERSHIPS

•	Ares Sports, Media and Entertainment Opportunities LP, a Delaware limited partnership

•	ASME O Holdings I LP, a Delaware limited partnership

•	ASME O Holdings II LP, a Delaware limited partnership

•	ASME O Holdings III LP, a Delaware limited partnership

•	ASME O Holdings IV LLC, a Delaware limited liability company